                                                                    Exhibit 99.2

                             [Keystone Savings Bank]

Dear Depositor:

The Board of Trustees of Keystone Savings Bank has adopted a plan of conversion under which Keystone Savings Bank will convert from a mutual savings bank to a stock savings bank. As part of this plan, we have formed KNBT Bancorp, Inc., which will become the parent holding company of Keystone Savings Bank and will be merging with First Colonial Group, Inc. Substantially simultaneously with the completion of the conversion, First Colonial Group, Inc. will merge with and into KNBT Bancorp, Inc. and Nazareth National Bank will merge with and into Keystone Savings Bank. In connection with the merger, Keystone Savings Bank will change its name to Keystone Nazareth Bank & Trust Company. We are converting so that Keystone Savings Bank will be structured in the form of ownership that will best support the Bank's future growth.

To continue our long-standing commitment to our local communities, we intend to establish a charitable foundation to be known as the Keystone Nazareth Charitable Foundation. The foundation will be dedicated to charitable purposes within the communities in which the Bank operates.

To accomplish the conversion and the establishment of the foundation, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed [COLOR] postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Depositors and wish to vote in person, you may do so by revoking any previously executed proxy.

If the plan of conversion is approved let me assure you that:

   . Deposit accounts will continue to be federally insured to the fullest extent permitted by law.
   . Existing deposit accounts and loans will not undergo any change.
   . Voting for approval will not obligate you to buy any shares of common stock.

As a qualifying account holder, you may also take advantage of your nontransferable rights to subscribe for shares of KNBT Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed proxy statement and prospectus describes the stock offering and the operations of Keystone Savings Bank and First Colonial Group, Inc. If you wish to purchase stock, please complete the stock order form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to Keystone Savings Bank in the enclosed YELLOW postage-paid envelope marked "STOCK ORDER RETURN" or return it to any full service branch office of the Bank. Your order must be physically received by the Bank no later than x:00 p.m., Eastern Time, on xxxxxx, xxxxxxxx xx, 2003. Please read the prospectus carefully before making an investment decision.

If you wish to use funds in your IRA or Qualified Plan at Keystone Savings Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than the Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                        Sincerely,


                                        Frederick E. Kutteroff
                                        President and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Keystone Savings Bank, KNBT Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                             [Keystone Savings Bank]

Dear Depositor:

The Board of Trustees of Keystone Savings Bank has adopted a plan of conversion under which Keystone Savings Bank will convert from a mutual savings bank to a stock savings bank. As part of this plan, we have formed KNBT Bancorp, Inc., which will become the parent holding company of Keystone Savings Bank and will be merging with First Colonial Group, Inc. Substantially simultaneously with the completion of the conversion, First Colonial Group, Inc. will merge with and into KNBT Bancorp, Inc. and Nazareth National Bank will merge with and into Keystone Savings Bank. In connection with the merger, Keystone Savings Bank will change its name to Keystone Nazareth Bank & Trust Company. We are converting so that Keystone Savings Bank will be structured in the form of ownership that will best support the Bank's future growth.

To continue our long-standing commitment to our local communities, we intend to establish a charitable foundation to be known as the Keystone Nazareth Charitable Foundation. The foundation will be dedicated to charitable purposes within the communities in which the Bank operates.

To accomplish the conversion, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Depositors and wish to vote in person, you may do so by revoking any previously executed proxy.

If the plan of conversion is approved let me assure you that:

   . Deposit accounts will continue to be federally insured to the fullest extent permitted by law
   . Existing deposit accounts and loans will not undergo any change.

We regret that we are unable to offer you common stock in the Subscription Offering, because the laws of your state or jurisdiction either require us to register the to-be-issued common stock of KNBT Bancorp, Inc. or an agent of Keystone Savings Bank to solicit the sale of such stock, or the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                         Sincerely,


                                         Frederick E. Kutteroff
                                         President and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Keystone Savings Bank, KNBT Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                             [Keystone Savings Bank]

Dear Friend of Keystone Savings Bank:

The Board of Trustees of Keystone Savings Bank has adopted a plan of conversion under which Keystone Savings Bank will convert from a mutual savings bank to a stock savings bank. As part of this plan, we have formed KNBT Bancorp, Inc., which will become the parent holding company of Keystone Savings Bank and will be merging with First Colonial Group, Inc. Substantially simultaneously with the completion of the conversion, First Colonial Group, Inc. will merge with and into KNBT Bancorp, Inc. and Nazareth National Bank will merge with and into Keystone Savings Bank. In connection with the merger, Keystone Savings Bank will change its name to Keystone Nazareth Bank & Trust Company. We are converting so that Keystone Savings Bank will be structured in the form of ownership that will best support the Bank's future growth.

To continue our long-standing commitment to our local communities, we intend to establish a charitable foundation to be known as the Keystone Nazareth Charitable Foundation. The foundation will be dedicated to charitable purposes within the communities in which the Bank operates.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of KNBT Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Keystone Savings Bank and First Colonial Group, Inc. If you wish to purchase stock, please complete the stock order form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to Keystone Savings Bank in the enclosed postage-paid envelope marked "STOCK ORDER RETURN" or return it to any full service branch office of the Bank. Your order must be physically received by the Bank no later than x:00 p.m., Eastern Time, on xxxxxx, xxxxxxxx xx, 2003. Please read the prospectus carefully before making an investment decision.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                       Sincerely,


                                       Frederick E. Kutteroff
                                       President and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Keystone Savings Bank, KNBT Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                              [KNBT Bancorp, Inc.]

Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the conversion of Keystone Savings Bank from a mutual savings bank to a stock savings bank. As part of this conversion, KNBT Bancorp, Inc. will become the parent company of Keystone Savings Bank. Substantially simultaneously with the completion of the conversion, KNBT Bancorp, Inc. will merge with First Colonial Group, Inc., with KNBT Bancorp, Inc. being the survivor. Immediately thereafter, Nazareth National Bank, First Colonial Group, Inc.'s wholly owned subsidiary, will merge with and into Keystone Savings Bank.

This information packet includes the following:

          PROSPECTUS: This document provides detailed information about Keystone Savings Bank's and First Colonial Group, Inc.'s operations and the proposed stock offering by KNBT Bancorp, Inc. Please read it carefully prior to making an investment decision.

          STOCK ORDER FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the
          Bank), to Keystone Savings Bank in the enclosed postage-paid envelope marked "STOCK ORDER RETURN" or return it to any full service branch office of the Bank. Your order must be physically received by the Bank no later than x:00 p.m., Eastern Time, on xxxxxx, xxxxxxxx xx, 2003.

We are pleased to offer you this opportunity to become one of our charter shareholders. If you have any questions regarding the conversion or the prospectus, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                       Sincerely,


                                       Frederick E. Kutteroff
                                       President and Chief Executive Officer

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Keystone Savings Bank, KNBT Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       [Sandler O'Neill & Partners, L.P.]

Dear Customer of Keystone Savings Bank:

At the request of Keystone Savings Bank we have enclosed material regarding the offering of common stock in connection with the conversion of Keystone Savings Bank from a mutual savings bank to a stock savings bank and the establishment of a charitable foundation. As part of this conversion, Keystone Savings Bank will form KNBT Bancorp, Inc., which will become the parent holding company of Keystone Savings Bank. In addition, substantially simultaneously with the completion of the conversion, KNBT Bancorp, Inc. will merge with First Colonial Group, Inc., with KNBT Bancorp, Inc. being the survivor thereof. Immediately thereafter, First Colonial Group, Inc.'s wholly owned subsidiary, Nazareth National Bank, will merge with and into Keystone Savings Bank. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of KNBT Bancorp, Inc.

Please read the prospectus carefully before making an investment decision. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with the Bank) to Keystone Savings Bank in the accompanying postage-paid envelope marked "STOCK ORDER RETURN." Your order must be physically received by the Bank no later than x:00 p.m., Eastern Time, on xxxxxx, xxxxxxxx xx, 2003. If you have any questions after reading the enclosed material, please call the conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

                                             Sincerely,
                                             Sandler O'Neill & Partners, L.P.



The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Keystone Savings Bank, KNBT Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosure

                                    Questions
                                    & Answers
                                   About the
                                   Conversion

                               KNBT Bancorp, Inc.
                                      Logo

                          Proposed holding company for
                              Keystone Savings Bank

6a

                              QUESTIONS AND ANSWERS
                              About the Conversion

Keystone Savings Bank has received approval from the Pennsylvania Department of Banking to convert from a mutual savings bank to a stock savings bank, subject to the approval of depositors of the Bank, and a notice of intent not to object to the plan of conversion from the Federal Deposit Insurance Corporation. Keystone Savings Bank is converting so that it will be structured in the form of ownership used by the majority of savings institutions and to allow our Bank to become stronger financially. Substantially simultaneously with the completion of the conversion, First Colonial Group, Inc. will merge with and into KNBT Bancorp, Inc. and Nazareth National Bank will merge with and into Keystone Savings Bank. In connection with the merger, Keystone Savings Bank will change its name to Keystone Nazareth Bank & Trust Company. In addition, as part of the conversion, Keystone Savings Bank intends to establish the Keystone Nazareth Charitable Foundation, which will be dedicated to charitable purposes within the communities in which Keystone Savings Bank operates. It is necessary for Keystone Savings Bank to receive a majority of the votes eligible to be cast in favor of the conversion, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed [COLOR] postage-paid envelope marked "PROXY RETURN".

        YOUR BOARD OF TRUSTEES URGES YOU TO VOTE "FOR" THE CONVERSION AND
                            RETURN YOUR PROXY TODAY.

                          Effect on Deposits and Loans

Q.   Will the conversion affect any of my deposit accounts or loans?

A. No. The conversion will have no affect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible.

                                  About Voting

Q.   Who is eligible to vote on the conversion?

A. Depositors of the Bank as of the close of business on xxxxxxxx xx, 2003 (the "Voting Record Date")

6b

Q.   How do I vote?

A. You may vote by mailing your signed proxy card(s) in the [COLOR] postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Depositors and decide to change your vote, you may do so by revoking any previously executed proxy.

Q.   Am I required to vote?

A. No. Depositors who are entitled to vote are not required to vote. However, because the conversion will produce a fundamental change in Keystone Savings Bank's corporate structure, the board of trustees encourages all depositors to vote.

Q.   Why did I receive several proxies?

A. If you have more than one account you may have received more than one proxy, depending upon the ownership structure of your accounts. Please vote, sign and return ALL proxy cards that you received.

Q. Does my vote for conversion mean that I must buy common stock of KNBT Bancorp, Inc.?

A. No. Voting for the plan of conversion does not obligate you to buy shares of common stock of KNBT Bancorp, Inc.

Q.   I have a joint savings account. Must both parties sign the proxy card?

A.   Only one signature is required, but both parties should sign if possible.

Q.   Who must sign proxies for trust or custodian accounts?

A. The trustee or custodian must sign proxies for such accounts, not the beneficiary.

Q. I am the executor (administrator) for a deceased depositor. Can I sign the proxy card?

A. Yes. Please indicate on the card the capacity in which you are signing the card.

                              About The Foundation

Q. What is the Keystone Nazareth Charitable Foundation and why is it being established?

6c

A. In keeping with Keystone Savings Bank's long- standing commitment to its local communities, Keystone Savings Bank's plan of conversion provides for the establishment of a community foundation to be known as the Keystone Nazareth Charitable Foundation. The foundation will be dedicated to charitable purposes within the communities in which Keystone Savings Bank operates.

                                 About The Stock

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus.

Q.      What are the priorities of purchasing the common stock?

A. The common stock of KNBT Bancorp, Inc. will be offered in the Subscription Offering in the following order of priority:

    [_] Eligible Account Holders (depositors with accounts totaling $50 or more as of December 31, 2001);

    [_]  KNBT Bancorp, Inc. employee stock ownership plan;

    [_] Supplemental Eligible Account Holders (depositors with accounts totaling $50 or more as of xxxxxxxx xx, 2003);

    [_] Other depositors (depositors who are not Eligible Account Holder or Supplemental Eligible Account Holders, as of xxxxxxxxxx xx, 2003); and

    [_] Trustees, officers and employees of Keystone Savings Bank who are not Eligible Account Holders or Supplemental Eligible Account Holders.

        Upon completion of the Subscription Offering, common stock that is not sold in the Subscription Offering will be offered first to certain members of the general public in a Community Offering and then, to the extent any shares remain, to the general public in a Syndicated Community Offering and/or a Public Offering.

Q.      Will any account I hold with the Bank be converted into stock?

A. No. All accounts remain as they were prior to the conversion. Eligible Account Holders will receive priority over the general public in exercising their right to subscribe for shares of common stock.

6d

Q.      Will I receive a discount on the price of the stock?

A. No. Regulations require that the offering price of the stock be the same for everyone: customers of Keystone Savings Bank, trustees, officers and employees of Keystone Savings Bank and the general public.

Q.      How many shares of stock are being offered, and at what price?

A. KNBT Bancorp, Inc., is offering for sale Up to xx,xxx,xxx shares of common stock at subscription price of $10 per share. Under certain circumstances, KNBT Bancorp, Inc., may sell up to xx,xxx,xxx shares.

Q.      How much stock can I purchase?

A. The minimum purchase is 25 shares. As more fully discussed in the plan of conversion outlined in the Prospectus, the maximum purchase by any person in the Subscription or Community Offering is $500,000 (50,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $1,000,000 (100,000 shares) of common stock offered in the offering.

Q.      How do I order stock?

A. You may subscribe for shares of common stock by completing and returning the stock order form, together with your payment, either in person to any full service branch office of Keystone Savings Bank or by mail in the YELLOW postage-paid envelope marked "STOCK ORDER RETURN." Stock order forms may not be delivered to a walk up or drive through window located at any of Keystone Savings Bank's branch offices.

Q.      How can I pay for my shares of stock?

A. You can pay for the common stock by check, cash, money order or withdrawal from your deposit account at Keystone Savings Bank. If you choose to pay by cash, you must deliver the stock order form and payment in person to any full service branch office of Keystone Savings Bank and it will be converted to a bank check or a money order. PLEASE DO NOT SEND CASH IN THE MAIL.

Q.      When is the deadline to subscribe for stock?

A. An executed stock order form with the required full payment must be physically received by the Bank no later than x:00 p.m. Eastern Time on xxxxxx, xxxxxxxx xx, 2003.

6e

Q. Can I subscribe for shares using funds in my IRA/Qualified Plan at Keystone Savings Bank?

A. Federal regulations do not permit the purchase of common stock with your existing IRA or Qualified Plan at the Bank. To use such funds to subscribe for common stock, you need to establish a "self directed" trust account with an outside trustee. Please call our conversion center if you require additional information. TRANSFER OF SUCH FUNDS TAKES TIME, SO PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.

Q. Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A. No. Federal regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Q. Will payments for common stock earn interest until the conversion closes?

A. Yes. Any payment made by cash, check or money order will earn interest at Keystone Savings Bank's passbook rate from the date of receipt to the completion or termination of the conversion. Withdrawals from a deposit account or a certificate of deposit at Keystone Savings Bank to buy common stock may be made without penalty. Depositors who elect to pay for their common stock by a withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the conversion.

Q.      Will dividends be paid on the stock?

A. We have not yet made any decision on dividend payments, but KNBT Bancorp, Inc. will consider a policy of paying cash dividends after conversion, although we are not obligated to do so.

Q.      Will my stock be covered by deposit insurance?

A. No. The common stock cannot be insured by the Federal Deposit Insurance Corporation or any other government agency nor is it insured or guaranteed by Keystone Savings Bank or KNBT Bancorp, Inc.

Q.      Where will the stock be traded?

A. Upon completion of the conversion, KNBT Bancorp, Inc. expects the stock to be traded and listed on the Nasdaq National Market under the symbol "KNBT."

Q.      Can I change my mind after I place an order to subscribe for stock?

A.      No. After receipt, your order may not be modified or withdrawn.

6f

                             Additional Information

Q.      What if I have additional questions or require more information?

A. Keystone Savings Bank's proxy statement and the prospectus accompany this brochure describe the conversion in detail. Please read the proxy statement and prospectus carefully before voting or subscribing for stock. If you have any questions after reading the enclosed material you may call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Additional material may only be obtained from the conversion center.

        To ensure that each purchaser receives a prospectus at least 48 hours prior to the Expiration Date of Monday, xxxxxxxx xx, 2003 at x:00 p.m., Eastern Time, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency nor is the common stock insured or guaranteed by Keystone Savings Bank or KNBT Bancorp, Inc.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

6g

                             [Keystone Savings Bank]

                             A REQUEST THAT YOU VOTE

Dear Depositor:

As a follow-up to our recent mailing, this is to remind you that your vote is very important.

The Board of Trustees of Keystone Savings Bank has adopted a plan of conversion under which Keystone Savings Bank will convert from a mutual savings bank to a stock savings bank. As part of this plan, we have formed KNBT Bancorp, Inc., which will become the parent holding company of Keystone Savings Bank and will be merging with First Colonial Group, Inc. Substantially simultaneously with the completion of the conversion, First Colonial Group, Inc. will merge with and into KNBT Bancorp, Inc. and Nazareth National Bank will merge with and into Keystone Savings Bank. In connection with the merger, Keystone Savings Bank will change its name to Keystone Nazareth Bank & Trust Company. We are converting so that Keystone Savings Bank will be structured in the form of ownership that will best support the Bank's future growth.

To continue our long-standing commitment to our local communities, we intend to establish a charitable foundation to be known as the Keystone Nazareth Charitable Foundation. The foundation will be dedicated to charitable purposes within the communities in which the Bank operates.

To accomplish the conversion and the establishment of the foundation, your participation is extremely important. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed material and then casting your vote in favor of the plan of conversion and mailing your signed proxy card immediately in the enclosed postage-paid envelope marked "PROXY RETURN." Should you choose to attend the Special Meeting of Depositors and wish to vote in person, you may do so by revoking any previously executed proxy. Please vote by returning all proxy forms received.

If the plan of conversion is approved let me assure you that:

     . Deposit accounts will continue to be federally insured to the maximum extent permitted by law.
     .   Existing deposit accounts and loans will not undergo any change.
     . Voting for approval will not obligate you to buy any shares of common stock.

If you have any questions after reading the enclosed material, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                   Sincerely,

                                   Frederick E. Kutteroff
                                   President and Chief Executive Officer

                                  PROXY REQUEST

                                      Logo

                                WE NEED YOUR VOTE

Dear Depositor of Keystone Savings Bank:

Your vote on our plan of conversion has not yet been received. Your vote is very important to us. Please vote and mail the enclosed proxy today.

     Remember: Voting does not obligate you to buy stock. Your Board of Trustees has approved the plan of conversion and urges you to vote in favor of the conversion. Your deposit accounts or loans with Keystone Savings Bank will not be affected in any way. Deposit accounts will continue to be federally insured to the legal maximum.

A postage-paid envelope is enclosed with the proxy card. If you have any questions, please call our conversion center at (xxx) xxx-xxxx.

                                           Sincerely,

                                           Frederick E. Kutteroff
                                           President and Chief Executive Officer

            Please vote today by returning all proxy forms received.

                                      Logo

                                Please Support Us

                           Vote Your Proxy Card Today

If you have more than one account, you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.

                              [KNBT Bancorp, Inc.]

                                                   _______________, 2003

Dear __________:

We are pleased to announce that the Board of Trustees of Keystone Savings Bank has voted in favor of a plan to convert from a mutual savings bank into a stock savings bank. As part of this plan, we have formed KNBT Bancorp, Inc., which will become the parent holding company of Keystone Savings Bank. Substantially simultaneously with the completion of the conversion, First Colonial Group, Inc. will merge with and into KNBT Bancorp, Inc. and Nazareth National Bank will merge with and into Keystone Savings Bank. In connection with the merger, Keystone Savings Bank will change its name to Keystone Nazareth Bank & Trust Company.

We are converting so that Keystone Savings Bank will have the flexibility and ownership structure used by a growing number of savings institutions.

To learn more about the conversion and stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on___ at x:00 p.m.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our conversion, please call our conversion center at (xxx) xxx-xxxx, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

                                            Sincerely,


                                            Name
                                            Title



The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Keystone Savings Bank, KNBT Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Conversion Center)

                              [KNBT Bancorp, Inc.]

                                                   _______________, 2003

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of KNBT Bancorp, Inc. common stock.

At this time, we cannot confirm the number of shares of KNBT Bancorp, Inc. common stock that will be issued to you. Such allocation will be made in accordance with the plan of conversion following completion of the stock offering.

If you have any questions, please call our conversion center at (xxx) xxx-xxxx.

                                            Sincerely,


                                            KNBT Bancorp, Inc.
                                            Conversion Center


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Keystone Savings Bank, KNBT Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                              [KNBT Bancorp, Inc.]

                                            _______________, 2003

Dear Charter Shareholder:

We appreciate your interest in the stock offering of KNBT Bancorp, Inc. Due to the excellent response from our Eligible Account Holders, we are unable to complete all orders in full. Consequently, in accordance with the provisions of the plan of conversion, you were allocated ______ shares at a price of $10.00 per share. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

The purchase date and closing of the transaction occurred on __________ XX, 2003. Trading will commence on the Nasdaq National Market under the symbol "KNBT" on __________ XX, 2003. Your stock certificate will be mailed to you shortly.

We thank you for your interest in KNBT Bancorp, Inc. and welcome you as a charter shareholder.

                                              Sincerely,


                                              KNBT Bancorp, Inc.
                                              Conversion Center


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Keystone Savings Bank, KNBT Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                              [KNBT Bancorp, Inc.]

                                                _______________, 2003

Dear Interested Investor:

We recently completed our Subscription and Community offerings. Unfortunately, due to the excellent response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders, Other Depositors or community friends. If your subscription was paid for by check, a refund of any balance due you with interest will be mailed to you promptly.

We appreciate your interest in KNBT Bancorp, Inc. and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "KNBT."

                                                Sincerely,


                                                KNBT Bancorp, Inc.
                                                Conversion Center


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Keystone Savings Bank, KNBT Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                              [KNBT Bancorp, Inc.]

                                                xxxxx, 2003


Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in KNBT Bancorp, Inc., the parent holding company of Keystone Savings Bank.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                xxxxxxxxxxxxxxxx
                                   xxxxxxxxxxx
                                     Street
                              City, State Zip Code
                                1 (xxx) xxx-xxxx
                                email: xxxxxx.com

Also, please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of KNBT Bancorp, Inc., Keystone Savings Bank and our employees, I would like to thank you for supporting our offering.

                                                Sincerely,


                                                Scott V. Fainor
                                                President


The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Keystone Savings Bank, KNBT Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)

                              [KNBT Bancorp, Inc.]

                                                _______________, 2003

Dear Interested Subscriber:

We regret to inform you that Keystone Savings Bank and KNBT Bancorp, Inc., the holding company for Keystone Savings Bank, have decided not to accept your order for shares of KNBT Bancorp, Inc. common stock in our community offering. This action is in accordance with our plan of conversion, which gives Keystone Savings Bank and KNBT Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

Enclosed is a check representing your subscription and interest earned thereon.

                                                Sincerely,


                                                KNBT Bancorp, Inc.
                                                Conversion Center


(Printed by Conversion Center)

                       [Sandler O'Neill & Partners, L. P.]

                                                _______________, 2003

To Our Friends:

We are enclosing the offering material for KNBT Bancorp, Inc., established by Keystone Savings Bank, which is now in the process of converting from a mutual savings bank to a stock savings bank.

Sandler O'Neill & Partners, L.P. is managing the Subscription Offering, which will conclude at x:00 p.m., Eastern Time, on xxxxx xx, 2003. Sandler O'Neill is also providing conversion agent and proxy solicitation services for Keystone Savings Bank. In the event that all the stock is not sold in the Subscription and Community Offering, Sandler O'Neill may form and manage a syndicate of broker/dealers to sell the remaining stock and/or offer the ---stock in a public offering.

Members of the general public, other than residents of _______, are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

                                                Sincerely,
                                                Sandler O'Neill & Partners, L.P.

The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured or guaranteed by Keystone Savings Bank, KNBT Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O'Neill)

                              KEYSTONE SAVINGS BANK
                     NOTICE OF SPECIAL MEETING OF DEPOSITORS

                        To Be Held On September __, 2003

        NOTICE IS HEREBY GIVEN that a special meeting of the depositors of Keystone Savings Bank will be held at the ____________ located at ______________, [Bethlehem], Pennsylvania _____ on September __, 2003, at _:_ _.m., Eastern Time, to consider and vote upon:

        1. The approval of a Plan of Conversion pursuant to which Keystone Savings Bank would be converted from a Pennsylvania chartered mutual savings bank to a Pennsylvania chartered stock savings bank and issue all of its capital stock to a holding company, KNBT Bancorp, Inc., and the transactions provided for in such Plan of Conversion, including the adoption of amended and restated Pennsylvania stock Articles of Incorporation and new Bylaws of Keystone Savings Bank;

        2. Such other business as may properly come before the special meeting or any adjournment. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

        The Board of Trustees has fixed _______ _, 2003 as the voting record date for the determination of depositors entitled to notice of and to vote at the special meeting and at any adjournment. Only those depositors of Keystone Savings Bank of record as of the close of business on that date who continue to be depositors on the date of the special meeting will be entitled to vote at the special meeting or at any such adjournment.

        The following proxy statement and the accompanying prospectus contain a more detailed description of Keystone Savings Bank, KNBT Bancorp, the proposed conversion and merger and the proposed charitable foundation.

                                      By Order of the Board of Trustees


                                      Jeffrey P. Feather
                                      Chairman of the Board

Bethlehem, Pennsylvania
August __, 2003

The Board of Trustees recommends that you sign, date and mark the enclosed proxy card in favor of the adoption of the Plan of Conversion, and return it in the enclosed self-addressed, postage-paid envelope. This will not prevent you from voting in person if you attend the special meeting.

                              KEYSTONE SAVINGS BANK

                                 PROXY STATEMENT

                          SPECIAL MEETING OF DEPOSITORS
                        TO BE HELD ON SEPTEMBER __, 2003

INTRODUCTION

        This proxy statement, together with the accompanying prospectus of KNBT Bancorp, Inc., is being furnished to depositors of Keystone Savings Bank as of the close of business on August _, 2003 in connection with the solicitation by the Board of Trustees of proxies to be voted at the special meeting of depositors of Keystone Savings Bank, and at any adjournments. The special meeting will be held on _________ __, 2003, at the _____________ located at _____________, [Bethlehem], Pennsylvania _______ at _:__ _.m., Eastern Time. This proxy statement and related materials are first being mailed to depositors on or about August __, 2003.

        This special meeting is being held for the purpose of considering and voting upon the Plan of Conversion under which Keystone Savings Bank would be converted from a Pennsylvania chartered mutual savings bank to a Pennsylvania chartered stock savings bank to be known as Keystone Nazareth Bank & Trust Company. The Plan of Conversion also provides for the concurrent sale of all of Keystone Savings Bank's capital stock to KNBT Bancorp, Inc., a company formed in May 2003, and the sale by KNBT Bancorp of shares of its common stock to eligible depositors of Keystone Savings Bank and its trustees, officers, employees and stock benefit plans in a subscription offering and, if necessary, to the public in a community offering. The Plan of Conversion also provides for the establishment of a charitable foundation and contribution of shares of KNBT Bancorp to such foundation as well as the proposed merger with First Colonial Group, Inc., described below. For ease of reference, the term "Keystone" is hereinafter used, which shall mean Keystone Savings Bank in its mutual form or Keystone Nazareth Bank & Trust Company, in the stock form, as the context dictates.

        On March 5, 2003, Keystone entered into an Agreement and Plan of Merger with First Colonial Group, Inc., a Pennsylvania corporation and holding company for Nazareth National Bank & Trust Company, pursuant to which First Colonial will be merged with and into KNBT Bancorp and Nazareth National Bank will be merged with and into Keystone. Pursuant to the terms of the merger agreement, upon completion of the merger of First Colonial with and into KNBT Bancorp, each share of First Colonial common stock, par value $0.01 per share, will be converted into the right to receive 3.7 shares of KNBT Bancorp common stock, based on the purchase price of $10.00 per share. The First Colonial merger is expected to occur substantially simultaneously with the completion of the conversion of Keystone.

        Voting in favor of or against the Plan of Conversion will also be deemed to constitute a vote for or against the adoption of Amended and Restated Articles of Incorporation and Bylaws of Keystone and a vote for or against the establishment of, and contribution of KNBT Bancorp common stock to, the charitable foundation.

        Voting in favor of the Plan of Conversion will not obligate any person to purchase common stock of KNBT Bancorp.

        A copy of KNBT Bancorp's prospectus accompanies this proxy statement and is incorporated herein by reference. See below, under the headings:
"Incorporation of Information by Reference," "How to Obtain Additional Information." and "Available Information."

VOTING RIGHTS AND VOTE REQUIRED FOR APPROVAL

        Depositors with an account balance of at least $100 as of the close of business on __________ _, 2003, the voting record date, who continue to be depositors on the date of the special meeting or any adjournment will be entitled to vote on the Plan of Conversion. All of Keystone's depositors are voting depositors of Keystone. If there are not sufficient votes for approval of the Plan of Conversion at the time of the special meeting, the special meeting may be adjourned to permit further solicitation of proxies.

        The merger with First Colonial will not occur unless the conversion is completed. In the event the conditions to the merger are not satisfied or waived, the offering will be terminated and the funds received in connection therewith returned to subscribers. However, the approval of the plan of conversion by depositors will remain valid. In such event, Keystone may determine to proceed with the conversion. In such event, a new appraisal will be prepared and a new offering will be conducted. The completion of the merger is expected to occur substantially simultaneously with the completion of the conversion.

        At the special meeting, each depositor will be entitled to cast one vote for every $100, or fraction thereof, of the total withdrawal value of all of his or her accounts in Keystone as of the voting record date. As of the voting record date, Keystone had approximately ______ depositors who are entitled to cast a total of approximately __________ votes at the special meeting.

        The affirmative vote of a majority of the total outstanding votes eligible to be cast at the special meeting is required for approval of the Plan of Conversion.

     The Board of Trustees Recommends That You Vote FOR the Adoption of The
                               Plan of Conversion.

PROXIES

        The Board of Trustees of Keystone is soliciting the proxy which accompanies this proxy statement furnished to depositors for use at the special meeting and any adjournment. Each proxy solicited hereby, if properly executed, duly returned before the special meeting and not revoked prior to or at the special meeting, will be voted at the special meeting in accordance with your instructions as indicated on the proxy. If no contrary instructions are given, the executed proxy will be voted in favor of the Plan of Conversion. If any other matters properly come before the special meeting, the persons named as proxies will vote upon such matters according to their discretion. Except with respect to procedural matters incident to the conduct of the meeting, no additional matters are expected to come before the special meeting.

        Any depositor giving a proxy may revoke it at any time before it is voted by delivering to the secretary of Keystone either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the special meeting. Proxies are being solicited only for use at the special meeting and any and all adjournments, and will not be used for any other meeting.

        Proxies may be solicited by officers, trustees and employees of Keystone personally, by telephone or further correspondence without additional compensation.

        Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of individual retirement accounts (IRAs) and Keogh trusts established at Keystone, the beneficiary will need to direct the trustee's vote on the Plan of Conversion by returning a completed proxy card to Keystone.

        The Board of Trustees urges each depositor as of the close of business on ________ _, 2003 to mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope as soon as possible, even if you do not intend to purchase common stock of KNBT Bancorp. This will ensure that your vote will be counted.

INCORPORATION OF INFORMATION BY REFERENCE

        KNBT Bancorp's prospectus dated August __, 2003 is incorporated herein by reference. The prospectus sets forth a description of the Plan of Conversion, the proposed merger with First Colonial and the related offering of common stock by KNBT Bancorp under the captions "The Conversion and the Merger" and "The Offering" beginning on pages ___ and _____, respectively. Such captions also describe the effects of the conversion on the depositors of Keystone Savings Bank, including the tax consequences of the conversion and the establishment of a liquidation account for the benefit of certain depositors of Keystone. Upon completion of the conversion, the Articles of Incorporation of Keystone Savings Bank will be amended and restated to reflect the conversion, and to provide for the issuance of capital stock.

        Information regarding KNBT Bancorp and Keystone is set forth in the prospectus under the captions "Summary - KNBT Bancorp" and "- Keystone Savings Bank" on page 1. The prospectus also describes the business and financial condition of Keystone Savings Bank under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations of Keystone," beginning on page __ and "Business of Keystone," beginning on page __. The historical financial statements of Keystone are included in the prospectus. See also "Selected Consolidated Financial and Other Data of Keystone" on pages ____ in the prospectus. Information regarding the use of proceeds of the offerings conducted in connection with the conversion, the historical capitalization of Keystone and the pro forma capitalization of KNBT Bancorp, and other pro forma data are set forth in the prospectus under the captions "Use of Net Proceeds," on pages ____, "Capitalization," on pages ____, "Pro Forma Unaudited Financial Information," on pages ____, and "Comparison of Independent Valuation and Pro Forma Financial Information with and without the Foundation" on pages ____.

        The prospectus also provides information regarding the names, ages, business experience and compensation of Keystone's trustees and executive officers, as well as the benefit plans and proposed employment agreements, severance agreements and severance plans. See "Management" on pages ______ in the prospectus.

        The Plan of Conversion also provides for the establishment of the Keystone Nazareth Charitable Foundation in connection with the conversion. The foundation, which will be incorporated under Delaware law as a non-stock corporation, will be funded with a contribution by KNBT Bancorp of shares of KNBT Bancorp common stock in an amount equal to 8% of the number of shares sold in the conversion. The contribution of KNBT Bancorp common stock to the foundation will be dilutive to the interests of stockholders of KNBT Bancorp and will have an adverse impact on KNBT Bancorp's earnings in the year of the contribution. See "Risk Factors - The Establishment of the Keystone Nazareth Charitable Foundation Will Negatively Impact Our Profits for the Year Ended December 31, 2003" and "The Conversion and the Merger - Keystone Plans to Establish the Keystone Nazareth Charitable Foundation" beginning on page ___.

HOW TO OBTAIN ADDITIONAL INFORMATION

        You may request in writing a copy of the Plan of Conversion from Keystone Savings Bank. Any such requests should be directed to Secretary, Keystone Savings Bank, 90 Highland Avenue, Bethlehem, Pennsylvania 18017.

AVAILABLE INFORMATION.

        Keystone has filed an Application for Conversion with the Pennsylvania Department of Banking pursuant to which it will convert to stock form in accordance with the terms of the Plan of Conversion. This proxy statement and the prospectus omit certain information contained in such application. The application may be inspected at the principal office of the Pennsylvania Department of Banking located at 333 Market Street, 16th Floor, Harrisburg,

Pennsylvania. An Application for Conversion also has been filed with the Federal Deposit Insurance Corporation by Keystone.

        KNBT Bancorp has filed with the SEC a registration statement on Form S-1 (File No. 333-_____) under the Securities Act of 1933 with respect to the common stock being offered in the conversion. This proxy statement and the prospectus do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Such information may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies may be obtained at prescribed rates from the Public Reference Section of the SEC at the same address. In addition, the SEC maintains a web site that contains registration statements and other reports regarding registrants that file electronically with the SEC (such as KNBT Bancorp). The address of the SEC's web site is http://www.sec.gov. The statements contained in the prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions and are not necessarily complete; each such statement is qualified by reference to such contract or document.

        Please remember to mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope so that your important vote will be counted at the special meeting.

        This proxy statement is neither an offer to sell nor the solicitation of any offer to buy stock. The offer is made only by the prospectus.

                                                                 REVOCABLE PROXY

                              KEYSTONE SAVINGS BANK

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF KEYSTONE SAVINGS BANK FOR USE ONLY AT A SPECIAL MEETING OF DEPOSITORS TO BE HELD ON
SEPTEMBER   , 2003 AND ANY ADJOURNMENT THEREOF.
          --

     The undersigned being a depositor of Keystone Savings Bank, hereby authorizes the Board of Trustees of Keystone Savings Bank or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Depositors of Keystone
Savings Bank to be held at the          located at           , [Bethlehem],
                               --------            ----------
Pennsylvania, on September   , 2003, at   :00   .m., Eastern Time, and at any
                           --           --    --
adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

     (1) To vote FOR or AGAINST a Plan of Conversion pursuant to which Keystone Savings Bank would be converted from a Pennsylvania chartered mutual savings bank to a Pennsylvania chartered stock savings bank and issue all of its capital stock to a holding company, KNBT Bancorp, Inc., and the transactions provided for in such Plan of Conversion, including the adoption of amended and restated Pennsylvania stock Articles of Incorporation and new Bylaws for Keystone Savings Bank.

                      -------                          -------
                  FOR                          AGAINST
                      -------                          -------

     (2) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.

    The Board of Trustees recommends a vote "FOR" the above proposal. Please date and sign this proxy on the reverse hereof, detach, and return it in the enclosed [blue] postage paid envelope.

KEYSTONE SAVINGS BANK                                            REVOCABLE PROXY

This proxy, if executed, will be voted FOR adoption of the Plan of Conversion if no choice is made. HOWEVER, FAILURE TO RETURN THIS PROXY IS THE SAME AS AN AGAINST VOTE.

Any depositor giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Keystone Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of
the Depositors of Keystone Savings Bank called for the     day of September,
                                                       ---
2003, a Proxy Statement for the Special Meeting and a Prospectus prior to the signing of this Proxy.

                                           Date:                          , 2003
                                                --------------------------


                                           -------------------------------------
                                                       Signature


                                           -------------------------------------
                                                       Signature

                                           Note: Please sign exactly as your
                                           name appears on this Proxy. Only one
                                           signature is required in the case of
                                           a joint account. When signing in a
                                           representative capacity, please give
                                           title.

   Please date and sign this proxy above, and return it in the enclosed [blue]
                             postage paid envelope.